                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                               KIRBY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

[KIRBY CORP. LOGO]             KIRBY CORPORATION

                                   NOTICE OF

                         ANNUAL MEETING OF STOCKHOLDERS

                                      AND

                                PROXY STATEMENT

                          MEETING DATE: APRIL 16, 2002

                             YOUR VOTE IS IMPORTANT

                  PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN
                    YOUR PROXY CARD IN THE ENCLOSED ENVELOPE

[KIRBY CORP. LOGO]             KIRBY CORPORATION

                           55 WAUGH DRIVE, SUITE 1000
                                 P. O. BOX 1745
                           HOUSTON, TEXAS 77251-1745

                                                                   March 6, 2002

Dear Fellow Stockholders:

     On behalf of the Board of Directors of Kirby Corporation, we cordially invite you to attend the 2002 Annual Meeting of Stockholders to be held on Tuesday, April 16, 2002, at 10:00 a.m. (CDT). The meeting will be held in the Highland Room of the Four Seasons Hotel, 1300 Lamar Street, Houston, Texas 77010. We look forward to personally greeting those stockholders who will be able to attend the meeting.

     This booklet contains the notice of the Annual Meeting and the Proxy Statement, which contains information about the formal items of business to be conducted at the meeting, Kirby's Board of Directors and its committees, and certain executive officers. This year you are being asked to elect three Class I directors and to approve a 2002 Stock and Incentive Plan.

     In addition to the formal items of business to be brought before the Annual Meeting, there will be a report on our Company's operations, followed by a question and answer period.

     Your vote is important. Please ensure that your shares will be represented at the meeting by completing, signing and returning your proxy card in the envelope provided whether or not you plan to attend personally.

                                          Sincerely,

                                          /s/ C. BERDON LAWRENCE
                                          C. BERDON LAWRENCE
                                          Chairman of the Board

                                          /s/ J. H. PYNE
                                          J. H. PYNE
                                          President and Chief Executive Officer

                               KIRBY CORPORATION
                             (A NEVADA CORPORATION)

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               Date:  Tuesday, April 16, 2002
                               Time:  10:00 a.m. CDT
                               Place: Four Seasons Hotel -- Highland Room
                                   1300 Lamar Street
                                   Houston, Texas 77010

     Items of business to be voted on:

          1. To elect three Class I directors;

          2. To consider and act upon a proposal to approve the Kirby
     Corporation 2002 Stock and Incentive Plan; and           .

          3. To consider any other business to properly come before the meeting.

     You have the right to receive this notice and vote at the Annual Meeting if you were a stockholder of record at the close of business on March 1, 2002. Please remember that your shares cannot be voted unless you sign and return the enclosed proxy card, vote in person at the Annual Meeting, or make other arrangements to vote your shares.

                                          For the Board of Directors,

                                          THOMAS G. ADLER
                                          Secretary

March 6, 2002

                               KIRBY CORPORATION
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the "Board") of Kirby Corporation (the "Company") to be voted at the Annual Meeting of Stockholders to be held in the Highland Room of the Four Seasons Hotel, 1300 Lamar Street, Houston, Texas, on April 16, 2002, at 10:00 a.m. (CDT).

     Whenever we refer in this Proxy Statement to the Annual Meeting, we are also referring to any meeting that results from an adjournment or postponement of the Annual Meeting. The Notice of Annual Meeting, this Proxy Statement, the proxy card and the Company's Annual Report, which includes the Annual Report on Form 10-K for 2001, are being mailed to stockholders on or about March 11, 2002.

                            SOLICITATION OF PROXIES

THE PROXY CARD

     Your shares will be voted as specified on the enclosed proxy card. If a proxy is signed without choices specified, those shares will be voted for the election of the Class I directors named in this Proxy Statement and the approval of the 2002 Stock and Incentive Plan and at the discretion of the proxies on other matters.

     You are encouraged to complete, sign and return the proxy card even if you expect to attend the meeting. If you sign a proxy card and deliver it to us, but then want to change your vote, you may revoke your proxy at any time prior to the Annual Meeting by sending us a written revocation or a new proxy, or by attending the Annual Meeting and voting your shares in person.

COST OF SOLICITING PROXIES

     The cost of soliciting proxies will be paid by the Company. The Company has retained Georgeson Shareholder Communications, Inc. to solicit proxies at an estimated cost of $6,000, plus out-of-pocket expenses. Employees of the Company may also solicit proxies, for which the expense would be nominal and borne by the Company. Solicitation may be by mail, facsimile, electronic mail, telephone or personal interview.

                                     VOTING

STOCKHOLDERS ENTITLED TO VOTE

     Stockholders of record at the close of business on March 1, 2002 will be entitled to notice of, and to vote at, the Annual Meeting. As of March 1, 2002, the Company had 24,119,005 outstanding shares of common stock. Each share of common stock is entitled to one vote on each matter to come before the meeting.

QUORUM AND VOTES NECESSARY TO ADOPT PROPOSALS

     In order to transact business at the Annual Meeting, a quorum consisting of a majority of all outstanding shares entitled to vote must be present. Abstentions and proxies returned by brokerage firms for which no voting instructions have been received from their principals will be counted for the purpose of determining whether a quorum is present. Once a share is represented for any purpose at the Annual Meeting, it will be deemed present for quorum purposes for the entirety of the meeting. A plurality of the votes cast is required for the election of directors. A majority of the outstanding shares entitled to vote that are represented at the meeting in person or by proxy is required for approval of any other matters that may be presented at the meeting.

                         ELECTION OF DIRECTORS (ITEM 1)

     The Bylaws of the Company provide that the Board of Directors shall consist of not fewer than three nor more than fifteen members and that, within those limits, the number of directors shall be determined by the Board. The Bylaws further provide that the Board shall be divided into three classes, with the classes being as nearly equal in number as possible, and with one class being elected each year for a three-year term. The size of the Company's Board is currently set at nine. Three Class I Directors are to be elected at the 2002 Annual Meeting to serve until the Annual Meeting of Stockholders in 2005: Walter
E. Johnson, George A. Peterkin, Jr. and Robert G. Stone, Jr.

     Each nominee is currently serving as a director and each has consented to serve for the new term. Mr. Peterkin and Mr. Stone were previously elected as directors by the Company stockholders. Mr. Johnson was elected as a director of the Company by a unanimous vote of the Board on July 17, 2001.

     If any nominee becomes unable to serve as a director, an event currently not anticipated, the persons named as proxies in the enclosed proxy card intend to vote for a nominee selected by the present Board to fill the vacancy.

RECOMMENDATION OF THE BOARD OF DIRECTORS CONCERNING THE ELECTION OF DIRECTORS

     The Board unanimously recommends a vote "FOR" the election of each of the following nominees for election as a Class I Director.

     Nominees for Election as Class I Directors to serve until the Annual Meeting of Stockholders in 2005:


                         Walter E. Johnson
[PHOTO]                  Director since 2001
                         Age 65
                         Houston, Texas
                         Mr. Johnson is Chairman of Southwest Bank of Texas,
                         Houston's largest independent bank. Mr. Johnson founded the bank in 1990, after serving as President and Chief Executive
                         Officer of Allied Bank of Texas from 1971 to 1989. Allied
                         Bank was sold in 1989 to First Interstate Bank of
                         California. Mr. Johnson serves as a member of the Audit
                         Committee. He is also a director of Southwest Bank of Texas.

                         George A. Peterkin, Jr.
[PHOTO]                  Director since 1973
                         Age 74
                         Houston, Texas
                         Mr. Peterkin is a private investor. He has served as
                         Chairman Emeritus of the Board of the Company since 1999 and served as Chairman of the Board of the Company from 1995 to
                         1999. He served as President from 1973 to 1995 and serves as a member of the Executive Committee. He also served as
                         President of the Company's predecessor company, Kirby
                         Industries, Inc., from 1973 to 1976.

                         Robert G. Stone, Jr.
[PHOTO]                  Director since 1983
                         Age 78
                         Greenwich, Connecticut
                         Mr. Stone is a private investor. He has served as Chairman
                         Emeritus of the Board of the Company since 1995 and served as Chairman of the Board of the Company from 1983 to 1995.
                         He serves as a member of the Compensation Committee and
                         Committee on Directors and Board Governance. He is also a
                         director of Russell Reynolds Associates, Inc.

DIRECTORS CONTINUING IN OFFICE

     The following persons are directors of the Company who will continue in office.

     Continuing Class II Directors, serving until the Annual Meeting of Stockholders in 2003:

                         Bob G. Gower
[PHOTO]                  Director since 1998
                         Age 64
                         Houston, Texas
                         Mr. Gower is President and Chief Executive Officer of Carbon
                         Nanotechnologies, Inc., a technology leader in single-wall carbon nanotubes. He served as Chairman and Chief Executive
                         Officer of Specified Fuels & Chemicals L.L.C. from 1997 to
                         2000. From 1985 to 1997, he served first as President and
                         then as Chairman of Lyondell Petrochemical Company. Mr.
                         Gower serves as Chairman of the Audit Committee and is a
                         member of the Executive Committee and Compensation
                         Committee. He is also a director of Omnova Solutions, Inc.
                         and Probex Corporation.

                         J. H. Pyne
[PHOTO]                  Director since 1988
                         Age 54
                         Houston, Texas
                         Mr. Pyne has served as President and Chief Executive Officer of the Company since 1995. He served as Executive Vice
                         President from 1992 to 1995 and also served as President of
                         Kirby Inland Marine, LP, the Company's principal
                         transportation subsidiary, from 1984 to 1999. He serves as a member of the Executive Committee.

                         Richard C. Webb
[PHOTO]                  Director since 2000
                         Age 68
                         Houston, Texas
                         Mr. Webb is Vice Chairman of Sanders Morris Harris, a
                         regional investment banking firm. From 1994 to 2000 he
                         served as President of Harris, Webb & Garrison, a regional investment banking firm. Mr. Webb serves as a member of the
                         Compensation Committee and Audit Committee. He is also a
                         director of Sanders Morris Harris Group.

     Continuing Class III Directors, serving until the Annual Meeting of Stockholders in 2004:


                         C. Sean Day
[PHOTO]                  Director since 1996
                         Age 52
                         Greenwich, Connecticut
                         Mr. Day is Chairman of Teekay Shipping Corporation, a
                         foreign flag tank vessel owner and operator. He has served in that position since 1999. Mr. Day served as President and
                         Chief Executive Officer of Navios Corporation, a foreign
                         flag bulk vessel operator, until 1999. He is also a director of Sparkling Springs Water Group and Genesee & Wyoming, Inc.

                         William M. Lamont, Jr.
[PHOTO]                  Director since 1979
                         Age 53
                         Dallas, Texas
                         Mr. Lamont is a private investor. He serves as Chairman of the Compensation Committee and is a member of the Executive
                         Committee, Audit Committee and Committee on Directors and
                         Board Governance.

                         C. Berdon Lawrence
[PHOTO]                  Director since 1999
                         Age 59
                         Houston, Texas
                         Mr. Lawrence has served as Chairman of the Board of the
                         Company since October 1999. He was the founder and former
                         President of Hollywood Marine, Inc., an inland tank barge
                         company acquired by the Company in October 1999. Mr.
                         Lawrence serves as Chairman of the Executive Committee and
                         Committee on Directors and Board Governance. He is also a
                         director of Pennzoil-Quaker State Company.

     Except as noted, each of the nominees for director and continuing directors has been engaged in his principal occupation for more than the past five years.

                  THE BOARD OF DIRECTORS AND BOARD COMMITTEES

     The ultimate authority to manage the business of the Company rests with the Board. The Board and various committees of the Board have responsibility for establishing broad corporate policies and for the overall performance of the Company, although the Board is not involved in day-to-day operations. Members of the Board are kept informed of the Company's businesses by various reports and documents sent to them, as well as by operating and financial reports made at Board and committee meetings by the Chairman of the Board, President and other corporate officers. The Board has established four standing committees, including the Audit Committee, the Compensation Committee and the Committee on Directors and Board Governance, each of which is briefly described in the following table. A fourth committee, the Executive Committee, has and may exercise all of the power and authority of the Board when the Board is not in session in the management of the business and affairs of the Company, except the power or authority to fill vacancies in the membership of the Board, to amend the Bylaws of the Company and to fill vacancies in the membership of the Executive Committee.

                                AUDIT COMMITTEE

FUNCTIONS                                                              MEMBERS(1)
- Monitor the Company's financial reporting, accounting     Bob G. Gower (Chairman)
  procedures and systems of internal controls               Walter E. Johnson
                                                            William M. Lamont, Jr.
- Recommend to the Board the selection of independent       Richard C. Webb
  auditors for the Company
- Review the Company's audited financial statements with
  management and the independent auditors
- Monitor the independence and performance of the
  Company's independent auditors and internal audit
  function

                             COMPENSATION COMMITTEE

FUNCTIONS                                                              MEMBERS(1)
- Make recommendations to the Board regarding               William M. Lamont, Jr. (Chairman)
  compensation policies, including salary, bonuses and      Bob G. Gower
  other compensation                                        Robert G. Stone, Jr.
                                                            Richard C. Webb
- Administer the Company's annual incentive bonus program
- Administer the Company's stock option plans and grant
  stock options under such plans

                   COMMITTEE ON DIRECTORS AND BOARD GOVERNANCE

FUNCTIONS                                                          MEMBERS
- Perform the functions of a nominating         C. Berdon Lawrence (Chairman)
  committee to recommend candidates for         William M. Lamont, Jr.
  election to the Board                         Robert G. Stone, Jr.
- Review the size and composition of the
  Board
- Maintain oversight of Board operations and
  effectiveness

     The Committee on Directors and Board Governance will consider candidates for Board membership suggested by stockholders. Suggestion for candidates, accompanied by biographical information for evaluation, may be sent to the Secretary of the Company at its principal office address.
---------------

(1) Each of the members of the Committee is a "non-employee director" (i.e., not an officer or employee of the Company or its subsidiaries).

ATTENDANCE AT MEETINGS

     During 2001, the Board held five meetings. In addition, the Audit Committee met three times and the Compensation Committee met two times. The Executive Committee and Committee on Directors and Board Governance did not meet during 2001. Each incumbent director attended 100% of the meetings of the Board and 100% of all meetings of each Board Committee on which such director served.

DIRECTOR COMPENSATION

     Directors who are employees of the Company receive no additional compensation for their services on the Board or Board Committees. Each nonemployee director receives an annual fee of $20,000 (which the director may elect to receive in cash or stock options), a fee of $1,000 for each Board meeting attended and $750 for each Committee meeting attended (or $500 if the Committee meets on the same day and at the same place as a meeting of the Board). Directors are reimbursed for reasonable expenses incurred in attending meetings.

     The Company has three director stock option plans, the 1989 Director Stock Option Plan (the "1989 Director Plan"), the 1994 Nonemployee Director Stock Option Plan (the "1994 Director Plan") and the 2000 Nonemployee Director Stock Option Plan (the "2000 Director Plan").

     The 1989 Director Plan, under which no more options can be granted, provided for the one-time granting to nonemployee directors of stock options to purchase the Company's common stock. Currently, Mr. Day and Mr. Gower each holds options under the 1989 Director Plan for 5,000 shares of common stock.

     The 1994 Director Plan, which was superseded by the 2000 Director Plan on September 22, 2000, provided for automatic annual grants to nonemployee directors of stock options to purchase the Company's common stock. Currently, under the 1994 Director Plan, Mr. Lamont and Mr. Stone each holds options for 12,000 shares of common stock, Mr. Day holds options for 7,500 shares of common stock and Mr. Gower holds options for 4,500 shares of common stock.

     The 2000 Director Plan provides for the automatic grant to nonemployee directors of stock options for 5,000 shares of common stock on the date of first election as a director and 3,000 shares immediately after each annual meeting of stockholders. In addition, the 2000 Director Plan provides for the issuance of stock options in lieu of cash for all or part of the $20,000 annual director fee. A director who elects to receive options in lieu of the annual cash fee will be granted an option for a number of shares equal to (a) the amount of the fee for which the election is made divided by (b) the fair market value per share of the common stock on the date of grant multiplied by (c) 3. The exercise price for all options granted under the 2000 Director Plan is the fair market value per share of the Company's common stock on the date of grant. The options granted on first election as a director vest immediately. The options granted immediately after each annual meeting of stockholders vest six months after the date of grant. Options granted in lieu of cash director fees vest in equal quarterly increments during the year to which they relate. Currently, under the 2000 Director Plan, Mr. Webb holds options for 12,619 shares, Mr. Day, Mr. Gower and Mr. Stone each holds options for 8,263 shares, Mr. Johnson holds options for 6,865 shares, Mr. Peterkin holds options for 6,678 shares and Mr. Lamont holds options for 3,000 shares.

     The Company also has a 1993 Nonqualified Stock Option for Robert G. Stone, Jr. (the "Stone Option"). The Stone Option provided for the grant to Mr. Stone, in July 1993, of a stock option to purchase 25,000 shares of the Company's common stock.

TRANSACTIONS WITH DIRECTORS AND OFFICERS

     During 2001, the Company and its subsidiaries paid Knollwood, L.L.C. ("Knollwood"), a company owned by C. Berdon Lawrence, the Chairman of the Board of the Company, $323,000 for air transportation services provided by Knollwood. Such services were in the ordinary course of business of the Company and Knollwood. The Company anticipates that similar services will be rendered in 2002.

     The Company is a 25% member of The Hollywood Camp, L.L.C. ("Hollywood Camp"), that owns and operates a hunting facility used by the Company and two other members primarily for customer entertainment. Knollwood is a 25% member and acts as manager of Hollywood Camp. The other 50% member is not affiliated with the Company or Knollwood. Hollywood Camp leases hunting rights to land owned by Mr. Lawrence and other unaffiliated parties and allocates lease and lodging expenses to the owners based on their usage of the facilities. During 2001, the Company was billed $679,000 by Hollywood Camp for its share of facility expenses. The Company anticipates that similar costs will be incurred in 2002.

     Walter E. Johnson, a director of the Company, is a 25% limited partner in a limited partnership that owns one barge operated by a subsidiary of the Company, which owns the other 75% interest in the partnership. The partnership was entered into on October 1, 1974. During 2001, Mr. Johnson received $113,500 in distributions from the partnership. The distributions were proportionate to his interest in the partnership and were made in the ordinary course of business of the partnership. The partnership will continue to operate in the ordinary course of the Company's business in 2002.

     Southwest Bank of Texas has a 5% participation in the Company's term credit loan facility dated October 12, 1999. As of December 31, 2001, the outstanding balance of the term credit loan was $184,000,000, of which Southwest Bank of Texas' participation was $9,200,000. Mr. Johnson is Chairman of the Board of Southwest Bank of Texas. Southwest Bank of Texas is one of 14 lenders under the term credit loan, which was consummated in the ordinary course of business of the Company, and before Mr. Johnson's appointment as a director of the Company.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table shows the number of shares of common stock beneficially owned by each director, each named executive officer listed in the Summary Compensation Table, and by the directors and executive officers of the Company as a group as of March 1, 2002. Under rules of the Securities and Exchange Commission ("SEC"), "beneficial ownership" is deemed to include shares for which the individual, directly or indirectly, has or shares voting or investment power, whether or not they are held for the individual's benefit.

                                                    SHARES OF COMMON STOCK
                                              BENEFICIALLY OWNED ON MARCH 1, 2002
                                        -----------------------------------------------
                                                    VOTING OR                             PERCENT OF
                                                    INVESTMENT    RIGHT TO                  COMMON
                                        DIRECT(1)    POWER(2)    ACQUIRE(3)     TOTAL     STOCK(3)(4)
                                        ---------   ----------   ----------   ---------   -----------
DIRECTORS
  C. Sean Day.........................      5,300                   20,763       26,063
  Bob G. Gower........................     40,000                   17,763       57,763
  Walter E. Johnson...................      1,000                    6,865        7,865
  William M. Lamont, Jr. .............      8,142(5)                15,000       23,142
  C. Berdon Lawrence..................  3,565,503                  949,647    4,515,150      18.7%
  George A. Peterkin, Jr. ............    237,476(6)   76,935(6)     6,678      321,089       1.3%
  J. H. Pyne..........................     61,760                  155,834      217,594
  Robert G. Stone, Jr. ...............    116,550(7)   26,450(7)    45,263      188,263
  Richard C. Webb.....................      1,000                   12,619       13,619
NAMED EXECUTIVES
  Norman W. Nolen.....................        467                   60,000       60,467
  Dorman L. Strahan...................        421                   59,500       59,921
  Steven P. Valerius..................      1,008(8)                35,000       36,008
  Directors and Executive Officers as
     a group (16 in number)...........  4,052,400    103,385     1,485,014    5,640,799      22.8%

---------------

(1) Shares held individually or jointly with others, or in the name of a bank, broker or nominee for the individual's account. Also includes shares held under the Company's 401(k) Plan.

(2) Shares with respect to which directors or executive officers have or share voting or investment power.

(3) The number of shares and percentage ownership of common stock for each person named assumes that such person is the beneficial owner of common stock with respect to which such person has the right to acquire beneficial ownership within 60 days after March 1, 2002. The number of shares and percentage ownership of common stock for the named directors and executive officers as a group assumes that all of the shares shown as beneficially owned by each of such persons are outstanding.

(4) Unless otherwise indicated, beneficial ownership of any named individual is less than 1% of the outstanding shares of common stock.

(5) Does not include 406,719 shares owned by his wife, Mary Noel Lamont, or 497,171 shares owned by trusts of which Ms. Lamont is the beneficiary. Mr. Lamont disclaims beneficial ownership of all 903,890 shares.

(6) Does not include 4,000 shares owned by Mr. Peterkin's wife. Mr. Peterkin disclaims beneficial ownership of those 4,000 shares and 76,935 shares owned by trusts of which Mr. Peterkin is trustee, the beneficiaries of which are relatives of his or his wife's.

(7) Does not include 10,000 shares owned by Mr. Stone's wife. Mr. Stone disclaims beneficial ownership of those 10,000 shares and 26,450 shares owned by trusts of which Mr. Stone is trustee.

(8) Does not include 303 shares owned by Mr. Valerius' wife. Mr. Valerius disclaims beneficial ownership of those shares.

PRINCIPAL STOCKHOLDERS

     The following table and notes set forth information as of the dates indicated concerning persons known to the Company to be the beneficial owners of more than 5% of the Company's outstanding common stock:

                                                              NUMBER OF SHARES       PERCENT
                     NAME AND ADDRESS                       BENEFICIALLY OWNED(1)    OF CLASS
                     ----------------                       ---------------------    --------
C. Berdon Lawrence........................................        4,515,150(2)        18.7%
55 Waugh Drive, Suite 1000
Houston, Texas 77007
Luther King Capital Management Corporation................        1,524,500(3)         6.3%
301 Commerce Street, Suite 1600
Fort Worth, Texas 76102
GeoCapital, LLC...........................................        1,468,155(4)         6.1%
767 Fifth Avenue, 45th Floor
New York, New York 10153
PRIMECAP Management Company...............................        1,254,200(5)         5.2%
225 South Lake Avenue, Suite 400
Pasadena, California 91101

---------------

(1) Except for 949,647 shares with respect to which Mr. Lawrence has the right to acquire beneficial ownership, to the Company's knowledge, all of the shares are directly owned by the named person or entities and none were subject to options or other rights to acquire beneficial ownership in the future.

(2) Based on Form 5, dated February 10, 2002, filed by Mr. Lawrence with the
    SEC.

(3) Based on Schedule 13G, dated January 16, 2002, filed by Luther King Capital Management Corporation with the SEC.

(4) Based on Schedule 13G, dated February 12, 2002, filed by GeoCapital, LLC with the SEC.

(5) Based on Schedule 13F, dated February 13, 2002, filed by PRIMECAP Management Company with the SEC.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company's directors and executive officers, and persons who own beneficially more than 10% of the Company's common stock, are required under
Section 16(a) of the Securities Exchange Act of 1934 to file reports of beneficial ownership and changes in beneficial ownership of the Company's common stock with the SEC and the New York Stock Exchange. Based solely on a review of the copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that all filing requirements were complied with during 2001, except that Mr. Peterkin, a director of the Company, failed to report on a timely basis ten transactions involving the sale of 78,935 shares of common stock, both directly and indirectly owned, and five transactions involving gifts of 11,500 shares of common stock during the year. A total of seven reports were filed late with the SEC and the New York Stock Exchange related to Mr. Peterkin's sale and gift transactions.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Board of Directors of the Company has a standing Compensation Committee whose functions are to (1) administer the Company's annual incentive bonus program, (2) make recommendations to the Board of Directors with respect to salaries for officers and key employees of the Company, (3) administer all of the Company's stock option plans and grant stock options under the plans except those plans under which grants of options are automatic, and (4) review and make recommendations to the Board of Directors with respect to any other forms of compensation for officers and key employees of the Company. The Compensation Committee held two meetings in 2001. In 2001, the Board of Directors did not modify or reject in any material way any action or recommendation of the Compensation Committee. The Compensation Committee is composed of four members, all of whom are "Non-Employee Directors" and "outside directors" as defined in relevant federal securities and tax regulations.

     Compensation of executive officers is based primarily on three elements:
(1) base salary, (2) annual incentives, such as bonuses, and (3) long-term incentives, primarily stock options. The basic goal is to pay compensation comparable to similar corporations, giving due regard to relative financial performance, and to tie annual incentives and long-term incentives to corporate performance and a return to the Company's stockholders.

     With regard to base salary, the objective is to set compensation at somewhat below the median for similar positions in similar companies, and the Compensation Committee believes that this objective has generally been achieved.

     With regard to the annual cash incentives for an executive officer, exclusive of base salary, the Compensation Committee attempts to set bonuses at a level such that, with a positive performance by the executive officer, and a certain level of profitability by the Company, the total compensation for such executive officer, including base salary and annual cash incentives, should be above the median total cash compensation for similar corporations and positions. The Compensation Committee believes that total annual cash compensation above the median for similar corporations and positions is appropriate since a significant portion of each executive officer's total annual cash compensation is at risk due to both individual and Company performance factors.

     Annual incentive bonuses paid to the Company's executive officers in 2001 related to 2000 performance. Effective for bonuses earned during the 1999 fiscal year, the Board of Directors of the Company adopted a new incentive compensation program based on the creation of "Economic Value" ("EV") in each of the Company's three business groups -- inland marine transportation, diesel engine services and offshore marine transportation -- and for the Company as a whole. Performance under the program is measured on a calendar year basis. The primary component of the program for executive officers and other management level employees is a "Business Performance Bonus".

     The Company establishes its key business objectives at the beginning of the year. The primary performance benchmark used is EV, a financial measure of performance calculated to determine whether the Company is generating returns above the rate expected by debt holders and equity holders, a blended rate called the "cost of capital" for the Company.

     For the Business Performance Bonus, EV objectives are established for the Company and for each of its business groups. A target bonus and a maximum bonus which would be earned if the EV objective is achieved or exceeded are established for each eligible employee. The bonus is formula based and can vary from 0% to 125% of the target bonus, depending on the EV added for the year in the Company or in the employee's business group, as applicable. Bonuses for employees of the Company itself (a holding company which conducts operations through its subsidiaries) are based entirely on the performance of the Company as a whole. Bonuses for the heads of the Company's business groups are based 50% on the performance of the business group and 50% on overall Company performance. Bonuses for all other employees in a business group are based 70% on the performance of the business group and 30% on Company performance. In 2001, the

Compensation Committee approved supplemental bonuses for participants in the Business Performance Bonus for the year 2000 to bring the bonuses to the level that would have been earned if the Company had achieved its EV objectives at the Company level and in the inland marine transportation business group. The Committee considered the significant accomplishments of the Company in the integration of the operations of Hollywood Marine, Inc. (acquired by the Company in late 1999) and the development of new and improved systems, projects which had the effect of reducing 2000 earnings and thereby preventing the Company and the inland marine transportation group from achieving their EV objectives, but which better positioned the Company for the future. The Committee determined that the accomplishment of those projects justified the additional bonuses for 2000.

     The incentive compensation program also allows for special achievement awards to reward exceptional individual performance. The highest ranking executives in the Company (including the Chief Executive Officer) are not eligible for special achievement awards.

     Stock options granted to executive officers and other Company employees have been granted at a price equal to the fair market value of the common stock on the date of grant and, except for the Premium Stock Options granted on November 5, 1996 and February 15, 1999 (the "Premium Stock Options"), generally vest in equal increments over a period of either three or four years and, unless earlier terminated, are for a period of either five or ten years. The Premium Stock Options, which cover 510,000 of the shares subject to unexercisable options shown in the table under "Aggregated Option Exercises in 2001 and 2001 Year-End Option Values" on page 14, may only be exercised on or after November 5, 2005 and on or before November 5, 2006.

     The Compensation Committee's objective for long-term incentive compensation for executive officers is the median for long-term incentive compensation of similar corporations and positions, giving effect to the Company's long-term performance relative to its peers.

     In addition to retirement, health care and similar benefits, the primary long-term incentives for executive officers are options under the Company's stock option plans. Generally, stock option awards are made by the Compensation Committee in January of each year. The Compensation Committee believes that the Company's long-term executive officer compensation, as evidenced by the options granted to date, does not exceed the value of stock options granted by similar companies to their executive officers holding similar positions.

     The Compensation Committee encounters certain difficulties in establishing a peer group of companies for compensation comparison purposes because there are few publicly traded marine transportation companies of similar size and none with a similar service mix. Some other marine transportation companies are limited partnerships or subsidiaries of larger public corporations, again making comparisons difficult. The Compensation Committee also compares the Company's executive compensation to the executive compensation of publicly held industrial companies.

     On October 18, 1994, on the recommendation of the Compensation Committee, the Board of Directors adopted an unfunded, nonqualified Deferred Compensation Plan for Key Employees effective January 1, 1992, which was designed primarily to provide additional benefits to eligible employees to restore benefits to which they would be entitled under the Company's Profit Sharing Plan and 401(k) Plan were it not for certain limits imposed by the Internal Revenue Code. The plan is designed to restore benefits for employees being compensated in excess of $200,000 per annum.

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the Chief Executive Officer and the four other most highly compensated executive officers. Certain performance-based compensation, however, is specifically exempt from the deduction limit. The Compensation Committee did take the steps necessary to qualify the Premium Stock Options awarded to executive officers for deductibility under Section 162(m) of the Internal Revenue Code. The Compensation Committee considers the net cost to the Company in making all compensation decisions.

     On the recommendation of the Compensation Committee, the 2001 base salary for J. H. Pyne, the Company's Chief Executive Officer, was established at $509,600 by the Company's Board of Directors effective January 1, 2001. The Chief Executive Officer's base salary was generally based on the same factors and criteria outlined above, being compensation paid to chief executives of corporations of similar size, individual as well as corporate performance and a general correlation with compensation of other executive officers of the Company. The $573,300 bonus paid to Mr. Pyne in 2002, which was earned in 2001, was determined under the incentive compensation program described above.

     In 2001, the Compensation Committee granted nonqualified stock options covering 261,000 shares of common stock to persons considered executive officers of the Company. The Compensation Committee generally has granted stock options based on its belief that stock options are a key element in the Company's executive compensation policy. The Compensation Committee grants stock options to executive officers based on its evaluation of individual performance and the Company's overall performance. The Compensation Committee recognizes that there is a significant subjective element in this procedure, but believes that such procedure is better suited to the Company than would be a formula-driven policy. Total options outstanding at the end of 2001 were for 1,276,888 shares, excluding the Premium Stock Options, constituting 5.3% of the then outstanding common stock of the Company, and 654,000 shares in the Premium Stock Option program, constituting 2.7% of the then outstanding common stock of the Company, assuming all such options were fully exercised. The Compensation Committee believes that options in this amount are justified and are within the range of options granted by similar corporations that consider stock options an important part of their executive compensation package and that the options held by the Chief Executive Officer are an appropriate portion of the total options. The Compensation Committee believes that the Premium Stock Option program places a greater proportion of the compensation of senior executives at risk under an incentive program which is clearly aligned with the creation of stockholder value.

                                          COMPENSATION COMMITTEE

                                          William M. Lamont, Jr., Chairman
                                          Bob G. Gower
                                          Robert G. Stone, Jr.
                                          Richard C. Webb

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are Mr. Lamont, Mr. Gower, Mr. Stone and Mr. Webb. No member of the Compensation Committee is or has been an officer or employee of the Company or any of its subsidiaries. In 2001, no executive officers of the Company served on the board of directors or compensation committee of another entity, any of whose executive officers served on the Board of Directors or Compensation Committee of the Company.

SUMMARY ANNUAL AND LONG-TERM COMPENSATION

     The following table summarizes compensation paid in 2001, 2000 and 1999 to the Chief Executive Officer and the four other highest paid executive officers (the "named executive officers") for 2001:

                           SUMMARY COMPENSATION TABLE

                                                                      LONG-TERM
                                                                     COMPENSATION
                                                                        AWARDS
                                              ANNUAL COMPENSATION   --------------
             NAME AND                         -------------------   SHARES SUBJECT      ALL OTHER
        PRINCIPAL POSITION           YEAR      SALARY     BONUS       TO OPTIONS     COMPENSATION(1)
        ------------------           ----     --------   --------   --------------   ---------------
J. H. Pyne.........................  2001     $518,960   $573,300      110,000           $    --
  President, Director and            2000      499,360    441,000      100,000            29,464
  Chief Executive Officer            1999      434,360    413,483           --            27,333
C. Berdon Lawrence.................  2001     $399,360   $438,750       55,000           $    --
  Chairman of the Board              2000      384,360    337,500       35,000            29,464
                                     1999(2)    85,162    337,500           --                --
Steven P. Valerius.................  2001     $271,860   $229,688       30,000           $    --
  President, Kirby Inland            2000      259,360    175,000       30,000            29,464
  Marine, LP                         1999(2)    55,929    175,000       40,000                --
Norman W. Nolen....................  2001     $248,360   $209,125       30,000           $    --
  Executive Vice President and       2000      238,190    161,000       30,000            29,464
  Chief Financial Officer            1999(3)   183,959    133,005       80,000            22,533
Dorman L. Strahan..................  2001     $180,960   $120,120       10,000           $    --
  President, Kirby Engine            2000      174,360     86,510       10,000            24,375
  Systems, Inc.                      1999      164,360     94,612       10,000            23,370

---------------

(1) Represents the aggregate value of the Company's contributions under the Company's Profit Sharing Plan, 401(k) Plan and Deferred Compensation Plan for Key Employees. The Company's contributions under these deferred compensation plans for the 2001 year have not been determined as of the date of this Proxy Statement, except for the Company's matching contributions under the Company's 401(k) Plan, pursuant to which matching contributions to the individual accounts were as follows: $5,100 each to Mr. Pyne, Mr. Lawrence, Mr. Valerius, Mr. Nolen and Mr. Strahan.

(2) Mr. Lawrence and Mr. Valerius became employees of the Company effective October 12, 1999.

(3) Mr. Nolen became an employee of the Company effective February 15, 1999.

STOCK OPTIONS GRANTED, OPTION EXERCISES AND YEAR END VALUE

     The following table includes information on grants of stock options during 2001 to the five named executive officers. The amounts shown for the named executive officers as potential realizable value for such options are based on assumed annual rates of stock price appreciation of 0%, 5% and 10% over the full five-year terms of the options granted. The amounts shown as potential realizable value for all stockholders as a group represent the corresponding increases in the market value of 24,014,585 outstanding shares of common stock held by all stockholders as of December 31, 2001. No gain to the optionees is possible without an increase in the stock price that would benefit all stockholders proportionately. The potential realizable values are based solely on arbitrarily assumed rates of appreciation required by applicable SEC regulations. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock and overall market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

                         STOCK OPTIONS GRANTED IN 2001

                                                                             POTENTIAL REALIZED VALUE AT ASSUMED
                                                                                 ANNUAL RATES OF STOCK PRICE
                                         INDIVIDUAL GRANTS                     APPRECIATION FOR OPTION TERM(3)
                         -------------------------------------------------   ------------------------------------
                                      % OF TOTAL
                                       OPTIONS                                 0%          5%             10%
                                      GRANTED TO   EXERCISE                  ANNUAL      ANNUAL         ANNUAL
                          OPTIONS     EMPLOYEES     OR BASE     EXPIRATION   GROWTH      GROWTH         GROWTH
NAME                     GRANTED(1)    IN 2001       PRICE         DATE      RATE(2)     RATE(2)        RATE(2)
----                     ----------   ----------   ---------    ----------   -------   -----------    -----------
C. Berdon Lawrence.....    55,000       12.51%     $21.53125    01/15/06         0     $   327,176    $   722,978
Norman W. Nolen........    30,000        6.83%      21.53125    01/15/06         0         178,460        394,352
J. H. Pyne.............   110,000       25.03%      21.53125    01/15/06         0         654,352      1,445,956
Dorman L. Strahan......    10,000        2.28%      21.53125    01/15/06         0          59,487        131,451
Steven P. Valerius.....    30,000        6.83%      21.53125    01/15/06         0         178,460        394,352
All stockholders as a
  group................       N/A         N/A          27.55(4)    N/A           0     182,789,415(4) 403,915,714(4)

---------------

(1) These options become exercisable one-third after one year, one-third after two years, and one-third after three years from the date of grant. The exercise price for the options may be paid with already owned shares of common stock. No stock appreciation rights were granted with the stock options.

(2) For stock options, the value is based on the exercise price per share of common stock, which was the average of the high and low sales price per share of common stock on the New York Stock Exchange on the date of grant.

(3) Potential realizable value amounts for the named executive officers have been calculated by multiplying the exercise price by the annual appreciation rate shown (compounded for the five-year term of the options), subtracting the exercise price per share and multiplying the gain per share by the number of shares covered by the option. The derived potential realized value is the nominal undiscounted future value not adjusted for inflation.

(4) For stockholders as a group, the potential realized value reflects the appreciation over $27.55 per share of common stock, which was the closing price per share of common stock on December 31, 2001, for 24,014,585 outstanding shares of common stock as of December 31, 2001.

     The following table summarizes for each of the named executive officers their option exercises in 2001 and the value of their options at December 31, 2001.

      AGGREGATED OPTION EXERCISES IN 2001 AND 2001 YEAR-END OPTION VALUES

                                                         NUMBER OF SHARES
                                                      UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                            OPTIONS AT              IN-THE-MONEY OPTIONS AT
                          SHARES                         DECEMBER 31, 2001           DECEMBER 31, 2001(2)
                        ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME                     EXERCISE     REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                    -----------   -----------   -----------   -------------   -----------   -------------
C. Berdon Lawrence....                                11,667          78,333      $  110,687     $  552,406
Norman W. Nolen.......                                30,000         110,000         300,249        575,688
J. H. Pyne............                                95,833         564,667       1,003,747      1,294,566
Dorman L. Strahan.....    10,000       $107,400       50,333         103,667         546,819        171,656
Steven P. Valerius....                                20,000          45,000         179,749        364,907

---------------

(1) Based on the average of the high and low sales price per share of common stock on the date of exercise.

(2) Value based on $27.55 per share of common stock, which was the closing price per share of common stock on December 31, 2001.

COMPENSATION AGREEMENTS

     In connection with its acquisition of Hollywood Marine, Inc. on October 12, 1999, the Company entered into an Employment Agreement with Mr. Lawrence, the former President of Hollywood Marine and current Chairman of the Board of the Company. The Agreement is for a three-term year, provides for an annual base salary of $375,000 (subject to increase but not decrease at the discretion of the Board of Directors) and provides that Mr. Lawrence is eligible to participate in other compensation and benefit plans generally on the same basis as other Company officers. The Agreement contains noncompetition and confidentiality covenants and provisions for termination by the Company with or without cause (in the latter case with certain cash severance payments).

     Kirby Inland Marine, LP has a Deferred Compensation Agreement with Mr. Pyne in connection with his employment as its President. The agreement provides for benefits to Mr. Pyne totaling $4,175 per month commencing upon the later of his severance from the employment of the Company, or his 65th birthday and continuing until the month of his death. If Mr. Pyne should die prior to receiving such deferred compensation, the agreement provides for monthly payments to his beneficiary for a period of sixty months. The agreement also provides that no benefits will be paid if Mr. Pyne is terminated for cause (as defined in the agreement).

     The Company has an unfunded, nonqualified Deferred Compensation Plan for Key Employees which was adopted in October 1994, effective January 1, 1992. The Plan is designed primarily to provide additional benefits to eligible employees to restore benefits to which they would be entitled under the Company's Profit Sharing Plan and 401(k) Plan were it not for certain limits imposed by the Internal Revenue Code. The benefits under the Deferred Compensation Plan are designed to restore benefits for employees being compensated in excess of $200,000 per year. The following table discloses for the named executive officers the amount of contributions to the Deferred Compensation Plan for 1999 and 2000. Contributions for the 2001 year have not been determined as of the date of this Proxy Statement.

                                                                  DEFERRED
                                                              COMPENSATION PLAN
                                                              -----------------
                                                               2000      1999
                                                              -------   -------
C. Berdon Lawrence..........................................  $35,523   $    --
Norman W. Nolen.............................................   10,395     2,688
J. H. Pyne..................................................   55,453    45,257
Steven P. Valerius..........................................   13,861        --

COMMON STOCK PERFORMANCE GRAPH

     The performance graph below shows the cumulative total return on the Company's common stock compared to the Russell 2000 Index and the Dow Jones Marine Transportation Index over the five-year period beginning December 31, 1996. The results are based on an assumed $100 invested on December 31, 1996, and reinvestment of dividends.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
                AMONG KIRBY CORPORATION, THE RUSSELL 2000 INDEX
                 AND THE DOW JONES MARINE TRANSPORTATION INDEX

                              [PERFORMANCE GRAPH]

----------------------------------------------------------------------------------------------------------------------
                                                  12/96       12/97       12/98       12/99       12/00       12/01
----------------------------------------------------------------------------------------------------------------------
  KIRBY CORPORATION                              $100.00     $ 97.78     $100.95     $103.80     $106.33     $139.49
  RUSSELL 2000                                   $100.00     $122.36     $119.25     $144.60     $140.23     $143.71
  DOW JONES MARINE TRANSPORTATION                $100.00     $116.26     $ 67.69     $ 95.65     $118.74     $121.63

* $100 INVESTED ON 12/31/1996 IN STOCK OR INDEX -- INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

         PROPOSAL TO APPROVE THE 2002 STOCK AND INCENTIVE PLAN (ITEM 2)

                    SUMMARY OF 2002 STOCK AND INCENTIVE PLAN

THE 2002 PLAN

     On February 28, 2002, the Board of Directors adopted, subject to stockholder approval, the 2002 Stock and Incentive Plan (the "2002 Plan"), the text of which is attached as Exhibit A to this Proxy Statement. The material features of the 2002 Plan are discussed below, but the description is subject to, and is qualified in its entirety by, the full text of the 2002 Plan.

GENERAL

  Purpose

     The purpose of the 2002 Plan is to advance the interests of the Company by providing an additional incentive to attract and retain qualified and competent employees for the Company and its subsidiaries, upon whose efforts and judgment the success of the Company is largely dependent, through the award of options to purchase shares of common stock, shares of restricted stock and performance awards. Unless the context otherwise requires, references to the Company shall include the Company and any corporation in which the Company owns, directly or indirectly, 50% or more of the total combined voting power.

  Eligibility

     Employees of the Company are eligible to participate in the 2002 Plan.

  Types of Awards

     The 2002 Plan authorizes the granting of incentive stock options ("Incentive Options") and nonincentive stock options ("Nonincentive Options") to purchase common stock of the Company to employees of the Company. Unless the context otherwise requires, the term "Options" includes both Incentive Options and Nonincentive Options.

     The 2002 Plan also authorizes awards of restricted stock ("Restricted Stock"). The vesting and number of shares of a Restricted Stock award may be conditioned upon one or a combination of:

     - the completion of a specified period of service with the Company;

     - the attainment of goals related to the performance of the Company or a division, department or unit of the Company;

     - the performance of the Company's common stock; or

     - the performance of the recipient of the Restricted Stock award.

     The Compensation Committee of the Board of Directors (the "Committee") will determine whether a recipient of Restricted Stock will have the right to vote or receive dividends before the Restricted Stock has vested.

     The 2002 Plan also authorizes awards intended to be "performance-based compensation" which are payable in stock, cash, or a combination of stock and cash ("Performance Awards"). Any Performance Awards granted will vest upon the achievement of performance objectives. The Committee will establish the performance objectives, the length of the performance period and the form and time of payment of the award.

  Administration

     The 2002 Plan will be administered by the Committee. The Committee has the authority to interpret and adopt rules and regulations for carrying out the 2002 Plan. All decisions and acts of the Committee shall be final and binding on all participants under the 2002 Plan. If there is no Committee, the Board of Directors will administer the 2002 Plan.

  Shares of Common Stock Subject to the 2002 Plan

     A total of 1,000,000 shares of common stock (subject to adjustment as discussed below) may be issued under the 2002 Plan.

  Granting of Awards

     The Committee may from time to time grant Options, Restricted Stock or Performance Awards in its discretion. On February 7, 2002, the Committee granted Performance Awards to four employees of the Company as described in the New Plan Benefit Table below. No Options or Restricted Stock have been granted under the 2002 Plan. The granting of the Performance Awards was conditioned on stockholder approval of the 2002 Plan. If the 2002 Plan is not approved by stockholders at the 2002 Annual Meeting, the 2002 Plan and all Performance Awards made under the 2002 Plan will automatically terminate.

  New Plan Benefit Table

     The table below shows the Performance Awards granted under the 2002 Plan:

NAME AND POSITION                                          DOLLAR VALUE   TARGET AMOUNT(2)
-----------------                                          ------------   ----------------
J. H. Pyne...............................................       (1)              84%
  President, Director and Chief Executive Officer
Steven P. Valerius.......................................       (1)              57%
  President, Kirby Inland Marine, LP
Norman W. Nolen..........................................       (1)              55%
  Executive Vice President and Chief Financial Officer
Dorman L. Strahan........................................       (1)              22%
  President, Kirby Engine Systems, Inc.

---------------

(1) The Performance Awards will be based on a performance period of 3 years beginning January 1, 2002. The awards to be paid are based on a percentage of the named executive's base salary for the last year of the performance period or the named executive's base salary immediately prior to termination of employment, if sooner.

(2) The awards to be paid are based on a percentage of the named executive's base salary for the last year of the performance period or the named executive's base salary immediately prior to termination of employment, if sooner. The awards will be paid based on the achievement of the objective level of Economic Value on a cumulative basis for the performance period. Economic Value is the primary performance benchmark used in the Company's incentive compensation program and is discussed in the Compensation Committee Report on Executive Compensation above. The percentage of the target amount earned will be based on the actual performance of the company compared to the performance objective. The award participants will be paid the target amount if 100% of the cumulative objective Economic Value is achieved. The payment will range from 0% of the target amount for achievement of less than 80% of the cumulative objective Economic Value for the performance period to 200% of the target amount for achievement of 130% or more of the cumulative objective Economic Value.

  Exercise Price of Options

     The exercise price of Options granted under the 2002 Plan shall be any price determined by the Committee, but may not be less than the fair market value of the common stock on the date of grant. The exercise price of Incentive Options shall not be less than 110% of the fair market value on the date of grant if the optionee owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.

  Price of Restricted Stock

     The price, if any, to be paid by a recipient for Restricted Stock awarded under the 2002 Plan shall be determined by the Committee.

  Payment of Exercise Price

     Unless further limited by the Committee, the exercise price of an Option shall be paid solely in cash, by certified or cashier's check, by money order, by personal check or by delivery of shares of common stock owned by the optionee for at least six months, or by a combination of the foregoing. If the exercise price is paid in whole or in part with shares of common stock, the value of the shares surrendered shall be their fair market value on the date received by the Company.

  Restrictions on Transfer of Awards

     No award granted under the 2002 Plan is transferable otherwise than by will or by the laws of descent and distribution. During the lifetime of a participant, each award will be exercisable only by the participant or the guardian or legal representative of the participant.

  Restrictions on Transfer of Restricted Stock

     A participant may not sell, transfer, assign or pledge shares of Restricted Stock until the shares have vested. Stock certificates representing the Restricted Stock shall either be held by the Company or delivered to the participant bearing a legend to restrict transfer of the certificate until the Restricted Stock has vested. At the time the Restricted Stock vests, a certificate for the vested shares will be delivered to the participant free of transfer restrictions.

  Exercisability of Options

     In granting Options, the Committee, in its sole discretion, may determine the terms and conditions under which the Options shall be exercisable.

     The Committee also has the right, exercisable in its sole discretion, to accelerate the date on which all or any portion of an Option may be exercised or otherwise waive or amend any conditions in respect of all or a portion of the Options held by an optionee.

     In the event of a Change in Control (as defined in the 2002 Plan), all Options outstanding at the time of the Change in Control will become immediately exercisable unless otherwise provided in the option agreement. In the event of a merger, consolidation or other reorganization of the Company in which the Company is not the surviving entity, the Committee may provide for payment of cash or securities of the Company in satisfaction of the Options.

  Vesting of Restricted Stock

     In granting Restricted Stock awards, the Committee, in its sole discretion, may determine the terms and conditions under which the Restricted Stock awards shall vest.

     The Committee also has the right, exercisable in its sole discretion, to accelerate the date on which Restricted Stock may vest or otherwise waive or amend any conditions in respect of a grant of Restricted Stock.

     In the event of a Change in Control, all shares of Restricted Stock will vest unless the Restricted Stock agreement with the recipient specifies otherwise.

  Terms of Performance Awards

     In granting performance awards, the Committee may determine the target and maximum value of the performance award and the date or dates when performance awards are earned. However, for performance awards granted to the chief executive officer or the four most highly compensated officers of the Company other than the chief executive officer, the Committee may not grant performance awards after the earlier of:

     - 90 days after the beginning of the performance period;

     - the date on which 25% of the performance period has elapsed; or

     - the date on which the satisfaction of the performance objectives becomes substantially certain.

  Expiration of Options

     The expiration date of an Option will be determined by the Committee at the time of the grant.

     If an optionee's employment is terminated for cause, any Options held by the optionee terminate automatically and without notice. The 2002 Plan further provides that in most instances an Option must be exercised by the optionee within 30 days after the termination of an optionee's employment with the Company (for any reason other than termination for cause, mental or physical disability or death), if and to the extent such Option was exercisable on the date of such termination.

     Generally, if an optionee's termination of employment is due to mental or physical disability, the optionee will have the right to exercise an Option (to the extent otherwise exercisable on the date of termination) for a period of one year from the date on which the optionee suffers the mental or physical disability. If an optionee dies while actively employed by the Company, an Option may be exercised (to the extent otherwise exercisable on the date of death) within one year of the date of the optionee's death by the optionee's legal representative or legatee. If the optionee dies following termination of employment, but within either the 30-day period described in the preceding paragraph, or during the one year period following termination due to disability, the employee's beneficiary will have six months to exercise the option.

     The Committee may extend the termination date of a Nonincentive Option to a date not later than the tenth anniversary of the date of the grant of the Option.

  Expiration of Restricted Stock Awards

     The requirements for vesting of Restricted Stock will be determined by the Committee at the time of the grant.

     If an employee's employment is terminated before all of the Restricted Stock held by the employee has vested, the shares of Restricted Stock that have not vested shall be forfeited and any purchase price paid by the employee for the forfeited shares shall be returned to the employee. If other conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of the conditions established by the Committee, the shares of Restricted Stock shall be forfeited and any purchase price paid by the employee shall be returned to the employee.

  Expiration of Performance Awards

     The performance periods will be determined by the Committee at the time of grant. If a participant's employment is terminated due to death, disability or retirement before the end of a performance period, a proportional portion of the performance award, to the extent earned as a result of the full or partial achievement of the performance objectives during the performance period, will be paid after the end of the performance period. If a participant's employment is terminated for any other reason, the participant shall not be entitled to any part of the performance award.

  Expiration of the 2002 Plan

     The 2002 Plan will be of unlimited duration. However, no Incentive Options shall be granted on or after the tenth anniversary of the effective date of the 2002 Plan.

  Adjustments

     The 2002 Plan provides for adjustments to the number of shares with respect to which Options may be granted, to the number of shares subject to outstanding Options and to the exercise price of outstanding Options in the event of a change in the capitalization of the Company, distribution to stockholders other than regular cash dividends, a recapitalization resulting in a split-up or consolidation of shares or a share repurchase at a price in excess of the market price of the shares at the time the repurchase is announced.

  Amendments

     The Board of Directors may amend or modify the 2002 Plan at any time, provided that the action may not impair the rights of a participant with respect to an outstanding award without the written consent of such participant.

  Registration

     The Company anticipates registering the shares issuable pursuant to the exercise of Options or the grant of Restricted Stock or Performance Awards with the Securities and Exchange Commission (the "SEC") in 2002.

  Stockholder Approval

     Approval of the 2002 Plan by stockholders of the Company is required by the Company's Board of Directors and is also a condition for qualifying Incentive Options as such under the Internal Revenue Code of 1986, as amended (the "Code"), and for allowing the Company to deduct certain performance-based compensation paid to its most highly compensated executives for federal income tax purposes. Stockholder approval also is one of the conditions of Rule 16b-3, a rule promulgated by the SEC that provides an exemption from the operation of the "short-swing profit" recovery provisions of Section 16(b) of the Exchange Act with respect to the acquisition of Options by the Company's officers and directors and the use of already owned common stock as full or partial payment for the exercise price of options granted under the 2002 Plan.

     On February 7, 2002, the Committee granted Performance Awards to four employees of the Company, conditioned on stockholder approval of the 2002 Plan. If the 2002 Plan is not approved by stockholders at the 2002 Annual Meeting, the 2002 Plan and all Performance Awards granted under the 2002 Plan will automatically terminate.

  2001 Employee Stock Option Plan

     Under the Company's 2001 Employee Stock Option Plan (the "2001 Plan"), which was approved by stockholders at the 2001 Annual Meeting, a total of 491,885 shares of common stock remain available for the grant of stock options and restricted stock. If the 2002 Plan is approved by stockholders at the 2002 Annual Meeting, the 2001 Plan will be terminated, except with respect to stock options and restricted stock previously granted, no new awards will be made under the 2001 Plan and the number of shares reserved for issuance upon the exercise of stock options or as restricted stock under the 2001 Plan will be limited to the number of shares covered by all currently outstanding stock options and restricted stock awards under the 2001 Plan.

FEDERAL INCOME TAX CONSEQUENCES

  Grants of Options

     Under current tax laws, the grant of an Option will not be a taxable event to the recipient and the Company will not be entitled to a deduction with respect to such grant.

  Exercise of Nonincentive Options and Subsequent Sale of Stock

     Upon the exercise of a Nonincentive Option, an optionee will recognize ordinary income at the time of exercise equal to the excess of the then fair market value of the shares of common stock received over the exercise price. The taxable income recognized upon exercise of a Nonincentive Option will be treated as compensation income subject to withholding and the Company will be entitled to deduct as a compensation expense an amount equal to the ordinary income an optionee recognizes with respect to such exercise. When common stock received upon the exercise of a Nonincentive Option subsequently is sold or exchanged in a taxable transaction, the holder thereof generally will recognize capital gain (or loss) equal to the difference between the total amount realized and the adjusted tax basis in the shares (the exercise price plus the amount of ordinary income recognized at the time of exercise); the character of such gain or loss as long-term or short-term capital gain or loss will depend upon the holding period of the shares following exercise. Special tax rules apply when all or a portion of the exercise price of a Nonincentive Option is paid by the delivery of already owned shares.

  Exercise of Incentive Options and Subsequent Sale of Stock

     The exercise of an Incentive Option will not be taxable to the optionee and the Company will not be entitled to any deduction with respect to such exercise. However, to qualify for the favorable tax treatment of incentive stock options under the Code, the optionee may not dispose of the shares of common stock acquired upon the exercise of an Incentive Option until after the later of two years following the date of grant or one year following the date of exercise, a disposition within such period being a "disqualifying disposition." The surrender of shares of common stock acquired upon the exercise of an Incentive Option in payment of the exercise price of an Employee Option within the required holding period for incentive stock options under the Code will be a disqualifying disposition of the surrendered shares. Upon any subsequent taxable disposition of shares of common stock received upon exercise of a qualifying Incentive Option, the optionee generally will recognize long-term or short-term capital gain (or loss) equal to the difference between the total amount realized and the exercise price of the Incentive Option.

     If an Option that was intended to be an incentive stock option under the Code does not qualify for favorable incentive stock option treatment under the Code due the failure to satisfy the holding period requirements, the optionee may recognize ordinary income in the year of the disqualifying disposition. Provided the amount realized in the disqualifying disposition exceeds the exercise price, the ordinary income an optionee shall recognize in the year of a disqualifying disposition shall be the lower of (i) the excess of the amount realized over the exercise price or (ii) excess of the fair market value of the common stock at the time of the exercise over the exercise price and the Company generally will be entitled to a deduction for the amount of ordinary income recognized by the optionee. In addition, the optionee shall recognize capital gain on the disqualifying disposition in the amount, if any, by which the amount realized in the disqualifying disposition exceeds the fair market value of the common stock at the time of the exercise. Such capital gain shall be taxable as long-term or short-term capital gain, depending on the optionee's holding period for such shares. Special tax rules apply when all or a portion of the exercise price of an Incentive Option is paid by delivery of already owned shares.

     Notwithstanding the favorable tax treatment of Incentive Options for regular tax purposes, as described above, for alternative minimum tax purposes, an Incentive Option is generally treated in the same manner as a Nonincentive Option. Accordingly, an optionee must generally include as alternative minimum taxable income for the year in which an Incentive Option is exercised, the excess of the fair market value on the date of exercise of the shares of common stock received over the exercise price. If, however, an optionee disposes of common stock acquired upon the exercise of an Incentive Option in the same calendar year as the exercise, only an amount equal to the optionee's ordinary income for regular tax purposes with respect to such disqualifying disposition will be recognized for the optionee's calculation of alternative minimum taxable income in such calendar year.

  Section 83(b) Election for Restricted Stock

     Under Section 83(b) of the Code, if an employee receives Restricted Stock subject to a "substantial risk of forfeiture," the employee may elect to recognize ordinary income for the taxable year in which the Restricted Stock was received equal to the excess of the fair market value of the Restricted Stock on the date of the grant, determined without regard to the restrictions, over the amount paid for the Restricted Stock. Any gain or loss recognized upon a subsequent disposition of the shares will be capital gain or loss. If, after making the election, an employee forfeits any shares of Restricted Stock or sells Restricted Stock at a price below the fair market value on the date of grant, the employee is only entitled to a tax deduction with respect to the consideration paid for the Restricted Stock, not the amount elected to be included as income at the time of grant.

  Section 162(m) Effect on Deductibility

     Section 162(m) of the Code generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the company's most highly paid executives, subject to an exception that would allow the deduction of certain performance-based compensation. The Company believes that Options and Performance Awards granted under the 2002 Plan will qualify as performance-based compensation that will not be subject to the $1 million limitation.

VOTE REQUIRED FOR APPROVAL

     Assuming the presence of a quorum, the proposal to approve the 2002 Plan adopted by the Board of Directors of the Company requires the approval by the holders of a majority of the shares of common stock represented and voting in person or by proxy at the 2002 Annual Meeting. Proxies will be voted for or against such proposal in accordance with specifications marked thereon, and, if no specification is made, will be voted in favor of such proposal.

     If the 2002 Plan is not approved by the holders of a majority of the shares of common stock represented at the 2002 Annual Meeting, the 2002 Plan and all awards under the 2002 Plan will automatically terminate.

     THE BOARD OF DIRECTORS OF KIRBY UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE 2002 STOCK AND INCENTIVE PLAN.

                            OTHER BUSINESS (ITEM 3)

     The Board of Directors knows of no other business to be brought before the Annual Meeting. However, if any other matters are properly presented, it is the intention of the persons named in the accompanying proxy to take such action as in their judgment is in the best interest of the Company and its stockholders.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     KPMG LLP served as the Company's principal independent accountants during 2001 and will continue to serve as the Company's principal independent accountants for the current year. Representatives of KPMG LLP are expected to be present at the 2002 Annual Meeting of Stockholders, with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors of the Company is responsible for monitoring the integrity of the Company's financial reporting, accounting procedures and internal controls. The Audit Committee is composed of four directors, all of whom are independent within the meaning of New York Stock Exchange standards. The Audit Committee operates under a written charter adopted by the Board of Directors.

     Management is primarily responsible for the Company's financial reporting process and internal controls. The Company's independent auditors are responsible for performing an audit of the Company's financial statements and issuing a report on the conformity of the financial statements with generally accepted accounting principles. The Audit Committee is responsible for overseeing those processes.

     The Audit Committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2001 with management and the independent auditors. The Audit Committee also discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), received written disclosures from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the independent auditors their independence.

     Based on the Audit Committee's review of the audited financial statements for the year ended December 31, 2001 and the Audit Committee's discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, which has been filed with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE

                                          Bob G. Gower, Chairman
                                          Walter E. Johnson
                                          William M. Lamont, Jr.
                                          Richard C. Webb

AUDIT AND NON-AUDIT FEES

     The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company's annual financial statements for 2001, and fees billed for other services rendered by KPMG LLP:

Audit fees, excluding audit related.........................   $235,000
                                                               ========
Financial information systems design and implementation.....   $     --
                                                               ========
All other fees:
  Audit related fees(1).....................................   $ 75,800
  Other non-audit fees(2)...................................    186,200
                                                               --------
                                                               $262,000
                                                               ========

---------------

(1) Audit related fees consisted principally of audits of financial statements of employee benefit plans, review of registration statements, issuance of consents and internal audit assistance.

(2) Other non-audit fees consisted of tax services and a review of business risks.

     The Audit Committee has considered whether the provision of nonaudit services is compatible with maintaining the independence of the Company's principal accounting firm.

                 STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

     Stockholder proposals must be received by the Company at its principal executive offices no later than November 8, 2002 to be considered for inclusion in the Company's proxy statement and form of proxy for the 2003 Annual Meeting of Stockholders.

     Under the Company's Bylaws, written notice (containing the information required by the Bylaws) of any proposal for action at an annual meeting of stockholders (whether or not proposed for inclusion in the Company's proxy materials) must be received by the Company at its principal executive offices not less than 90 nor more than 120 days prior to the anniversary date of the prior year's annual meeting of stockholders and must be a proper subject for stockholder action.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          THOMAS G. ADLER
                                          Secretary

March 6, 2002
Houston, Texas

                                                                       EXHIBIT A

                               KIRBY CORPORATION

                         2002 STOCK AND INCENTIVE PLAN

                               ARTICLE 1. GENERAL

     Section 1.1. Purpose. The purpose of this Plan is to advance the interests of Kirby Corporation, a Nevada corporation (the "Company"), by providing an additional incentive to attract and retain qualified and competent employees for the Company and its subsidiaries, upon whose efforts and judgment the success of the Company is largely dependent, through the award of (i) Options to purchase shares of Common Stock (which Options may be Incentive Stock Options or Nonincentive Stock Options); (ii) shares of Restricted Stock; and (iii) Performance Awards.

     Section 1.2. Definitions. As used herein, the following terms shall have the meaning indicated:

          (a) "Award" means a grant under this Plan in the form of Options, Restricted Stock, Performance Awards or any combination of the foregoing.

          (b) "Board" means the Board of Directors of the Company.

          (c) "Change in Control" means the occurrence of any of the following events:

             (i) Any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) becomes the beneficial owner, directly or indirectly, of voting securities representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding voting securities;

             (ii) The Board ceases to consist of a majority of Continuing Directors, with the term "Continuing Director" meaning a Director who
        (A) is a Director on the effective date of the Plan or (B) is nominated or appointed to serve as a Director by a majority of the then Continuing Directors;

             (iii) The stockholders of the Company approve (A) any consolidation or merger of the Company or any Subsidiary that results in the holders of the Company's voting securities immediately prior to the consolidation or merger having (directly or indirectly) less than a majority ownership interest in the outstanding voting securities of the surviving entity immediately after the consolidation or merger, (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or (C) any plan or proposal for the liquidation or dissolution of the Company;

             (iv) The stockholders of the Company accept a share exchange, with the result that stockholders of the Company immediately before such share exchange do not own, immediately following such share exchange, at least a majority of the voting securities of the entity resulting from such share exchange in substantially the same proportion as their ownership of the voting securities outstanding immediately before such share exchange; or

             (v) Any tender or exchange offer is made to acquire thirty percent (30%) or more of the voting securities of the Company, other than an offer made by the Company, and shares are acquired pursuant to that offer.

        For purposes of this definition, the term "voting securities" means equity securities, or securities that are convertible or exchangeable into equity securities, that have the right to vote generally in the election of Directors.

          (d) "Code" means the Internal Revenue Code of 1986, as amended.

          (e) "Committee" means the Compensation Committee, if any, appointed by the Board.

          (f) "Date of Grant" means the date on which the Committee takes formal action to grant an Award to an Eligible Person.

          (g) "Director" means a member of the Board.

          (h) "Disability" means mental or physical disability as determined by a medical doctor satisfactory to the Committee.

          (i) "Eligible Person" means an employee of the Company or a Subsidiary.

          (j) "Fair Market Value" of a Share means the mean of the high and low sales price on the New York Stock Exchange on the day of reference as quoted in any newspaper of general circulation or, if the Shares shall not have been traded on such exchange on such date, the mean of the high and low sales price on such exchange on the next day prior thereto on which the Shares were so traded, as quoted in any newspaper of general circulation. If the Shares are not listed for trading on the New York Stock Exchange, the Fair Market Value on the date of reference shall be determined by any fair and reasonable means prescribed by the Committee.

          (k) "Incentive Stock Option" means an option that is an incentive stock option as defined in Section 422 of the Code.

          (l) "Nonincentive Stock Option" means an option that is not an Incentive Stock Option.

          (m) "Option" means any option granted under this Plan.

          (n) "Optionee" means a person to whom a stock option is granted under this Plan or any successor to the rights of such person under this Plan by reason of the death of such person.

          (o) "Participant" means a person to whom an Award is granted under the Plan.

          (p) "Performance Award" means an Award granted pursuant to Article IV.

          (q) "Performance Objectives" means the objectives established by the Committee pursuant to Section 4.1(b).

          (r) "Performance Period" means the period over which the performance of a holder of a Performance Award is measured.

          (s) "Plan" means this Kirby Corporation 2002 Stock and Incentive Plan.

          (u) "Restricted Stock" means Shares granted under this Plan that are subject to restrictions imposed by the Committee pursuant to Article III.

          (v) "Restricted Stock Award" means an award of Restricted Stock under this Plan.

          (w) "Section 162(m) Participant" means each Participant who is, on the last day of the applicable fiscal year of the Company, either (i) the chief executive officer of the Company or (ii) one of the four most highly compensated officers of the Company other than the chief executive officer.

          (x) "Share" means a share of the common stock, par value ten cents ($0.10) per share, of the Company.

          (y) "Subsidiary" means any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

     Section 1.3. Total Shares and Limitations.

          (a) The maximum number of Shares that may be issued under the Plan shall be One Million (1,000,000) Shares, which may be from Shares held in the Company's treasury or from authorized and unissued Shares. If any Award granted under the Plan shall terminate, expire or be cancelled or surrendered as to any Shares, or the Award is paid in cash in lieu of Shares, such Award shall not count against the above limit and shall again become available for grants under the Plan. Shares equal in number to the Shares surrendered in payment of the option price of an Option and Shares that are withheld in order to satisfy federal, state or local tax liability, shall not count against the above limits.

          (b) No Participant may be granted Options covering more than 250,000 Shares during the term of the Plan.

          (c) The maximum number of Shares that may be issued to any Participant pursuant to any Performance Award during the term of the Plan shall be 120,000.

          (d) The maximum amount of cash that may be paid to any Participant pursuant to any Performance Award during any calendar year shall be $1,200,000.

     Section 1.4. Awards Under the Plan.

          (a) Only Eligible Persons may receive awards under the Plan. Awards to Eligible Persons may be in the form of (i) Options; (ii) shares of Restricted Stock; (iii) Performance Awards; or (iv) any combination of the foregoing. No Award shall confer on any person any right to continue as an employee of the Company or any Subsidiary.

          (b) Each Award shall be evidenced by an agreement containing any terms deemed necessary or desirable by the Committee that are not inconsistent with the Plan or applicable law.

                           ARTICLE II. STOCK OPTIONS

     Section 2.1. Grant of Options. The Committee may from time to time grant Options to Eligible Persons. Options may be Incentive Stock Options or Nonincentive Stock Options as designated by the Committee on the Date of Grant. If no such designation is made by the Committee for an Option, the Option shall be a Nonincentive Stock Option. The aggregate Fair Market Value (determined as of the Date of Grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year under the Plan and all such plans of the Company and any parent or subsidiary of the Company (as defined in Section 424 of the Code) shall not exceed $100,000.

     Section 2.2. Exercise Price. The exercise price per Share for any Option shall be determined by the Committee, but shall not be less than the Fair Market Value on the Date of Grant and shall not be less than 110% of the Fair Market Value on the Date of Grant for any Incentive Stock Option if the Optionee is a person who owns directly or indirectly (within the meaning of Section 422(b)(6) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.

     Section 2.3. Term of Option. The term of an Option shall be determined by the Committee, provided that, in the case of an Incentive Stock Option, if the grant is to a person who owns directly or indirectly (within the meaning of Section 422(b)(6) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the term of the Option shall not exceed five years from the Date of Grant. Notwithstanding any other provision of this Plan, no Option shall be exercised after the expiration of its term.

     Section 2.4. Vesting. Options shall be exercisable at such times and subject to such terms and conditions as the Committee shall specify in the option agreement. Unless the option agreement specifies otherwise, the Committee shall have discretion at any time to accelerate such times and otherwise waive or amend any conditions in respect of all or any portion of any Options. Notwithstanding the other provisions of this Section 2.4 and unless otherwise provided in the option agreement, upon the occurrence of a Change in Control, all Options outstanding at the time of the Change in Control shall become immediately exercisable.

     Section 2.5. Termination of Options.

          (a) Except as otherwise provided in the option agreement, the portion of an Option that is exercisable shall automatically and without notice terminate upon the earliest to occur of the following:

             (i) thirty (30) days after the date on which Optionee ceases to be an Employee for any reason other than (x) death, (y) Disability or (z) termination for cause;

             (ii) one (1) year after the date on which Optionee ceases to be an Employee as a result of a Disability;

             (iii) either (y) one (1) year after the death of Optionee or (z) six (6) months after the death of Optionee if Optionee dies during the 30-day period described in Section 2.5(a)(i) or the one-year period described in Section 2.5(a)(ii);

             (iv) the date on which Optionee ceases to be an Employee as a result of a termination for cause; and

             (v) the tenth anniversary of the Date of Grant of the Option.

          (b) The portion of an Option that is not exercisable shall automatically and without notice terminate on the date on which Optionee ceases to be an Employee for any reason.

          (c) The Committee shall have discretion at any time to extend the term of any Nonincentive Stock Option to any date that is not later than the date described in Section 2.5(a)(v).

     Section 2.6. Exercise of Options. An Option may be exercised in whole or in part to the extent exercisable in accordance with Section 2.4 and the option agreement. An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option and
(ii) full payment of the aggregate exercise price of the Shares as to which the Option is exercised has been made. Unless further limited by the Committee in any Option, the exercise price of any Shares purchased shall be paid solely in cash, by certified or cashier's check, by money order, by personal check or with Shares owned by the Optionee for at least six months, or by a combination of the foregoing. If the exercise price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value on the date received by the Company.

     Section 2.7. Corporate Transactions.

     (a) In the event of a merger, consolidation or other reorganization of the Company in which the Company is not the surviving entity, the Board or the Committee may provide for payment in cash or in securities of the Company or the surviving entity in lieu of and in complete satisfaction of Options.

     (b) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or exercise price of Shares then subject to outstanding Options granted under the Plan.

     (c) Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

     Section 2.8. Issuance of Shares. No person shall be, or have any of the rights or privileges of, a stockholder of the Company with respect to any of the Shares subject to any Option unless and until certificates representing such Shares shall have been issued and delivered to such person.

                         ARTICLE III. RESTRICTED STOCK

     Section 3.1. Grant of Restricted Stock Awards. The Committee may from time to time grant Restricted Stock Awards to Eligible Persons.

     Section 3.2. Terms and Conditions of Restricted Stock Awards. Each Restricted Stock Award shall specify the number of shares of Restricted Stock awarded, the price, if any, to be paid by the Participant receiving the Restricted Stock Award, the date or dates on which the Restricted Stock will vest and any other terms and conditions that the Committee may determine. The vesting and number of shares of Restricted Stock may be conditioned upon the completion of a specified period of service with the Company or its Subsidiaries or upon the attainment of any performance goals established by the Committee, including without limitation goals related to the performance of the Company or any Subsidiary, division, department or other unit of the Company, the performance of the Company's common stock or other securities, the performance of the recipient of the Restricted Stock Award or any combination of the foregoing.

     Section 3.3. Restrictions on Transfer. Unless otherwise provided in the grant relating to a Restricted Stock Award, stock certificates representing the Restricted Stock granted to a Participant shall be registered in the Participant's name or, at the option of the Committee, not issued until such time as the Restricted Stock shall become vested or as otherwise determined by the Committee. If certificates are issued prior to the shares of Restricted Stock becoming vested, such certificates shall either be held by the Company on behalf of the Participant, or delivered to the Participant bearing a legend to restrict transfer of the certificate until the Restricted Stock has vested, as determined by the Committee. The Committee shall determine whether the Participant shall have the right to vote and/or receive dividends on the Restricted Stock before it has vested. Except as may otherwise be expressly permitted by the Committee, no share of Restricted Stock may be sold, transferred, assigned or pledged by the Participant until such share has vested in accordance with the terms of the Restricted Stock Award. Unless the grant of a Restricted Stock Award specifies otherwise, in the event that a Participant ceases to be an Employee before all the Participant's Restricted Stock has vested, or in the event other conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the award agreement, the shares of Restricted Stock that have not vested shall be forfeited and any purchase price paid by the Participant for the forfeited Shares shall be returned to the Participant. At the time Restricted Stock vests (and, if the Participant has been issued legended certificates for Restricted Stock, upon the return of such certificates to the Company), a certificate for such vested shares shall be delivered to the Participant (or the beneficiary designated by the Participant in the event of death), free of all restrictions.

     Section 3.4. Accelerated Vesting. Notwithstanding the vesting conditions set forth in a Restricted Stock Award, unless the Restricted Stock Award grant or other agreement with the Participant specifies otherwise:

          (a) the Committee may in its discretion at any time accelerate the vesting of Restricted Stock or otherwise waive or amend any conditions of a grant of a Restricted Stock Award, and

          (b) all shares of Restricted Stock shall vest upon a Change in Control of the Company.

     Section 3.5. Section 83(b) Election. If a Participant receives Restricted Stock that is subject to a "substantial risk of forfeiture," such Participant may elect under Section 83(b) of the Code to include in his or her gross income, for the taxable year in which the Restricted Stock is received, the excess of the Fair Market Value of such Restricted Stock on the Date of Grant (determined without regard to any restriction other than one which by its terms will never lapse), over the amount paid for the Restricted Stock. If the Participant makes the Section 83(b) election, the Participant shall (a) make such election in a manner that is satisfactory to the Committee, (b) provide the Company with a copy of such election, (c) agree to promptly notify the Company if any Internal Revenue Service or state tax agent, on audit or otherwise, questions the validity or correctness of such election or of the amount of income reportable on account of such election and

(d) agree to such federal and state income tax withholding as the Committee may reasonably require in its sole discretion.

                         ARTICLE IV. PERFORMANCE AWARDS

     Section 4.1. Terms and Conditions of Performance Awards. The Committee may from time to time grant Awards that are intended to be "performance-based compensation," which are payable in stock, cash or a combination thereof, at the discretion of the Committee.

          (a) Performance Period. The Committee shall establish a Performance Period for each Performance Award at the time such Performance Award is granted. A Performance Period may overlap with Performance Periods relating to other Performance Awards granted hereunder to the same Participant. The Committee shall not grant Performance Awards to Section 162(m) Participants after the earliest to occur of (i) the 90th day after the start of the Performance Period, (ii) the date on which 25% of the Performance Period has elapsed or (iii) the date on which the satisfaction of the Performance Objectives becomes substantially certain.

          (b) Performance Objectives. The Committee shall establish written performance objectives for the Participant at the time of the grant of each Performance Award. Each Performance Award shall be contingent upon the achievement of the Performance Objectives established by the Committee. Performance Objectives shall be based on earnings, cash flow, economic value added, total stockholder return, return on equity, return on capital, return on assets, revenues, operating profit, EBITDA, net profit, earnings per share, stock price, cost reduction goals, debt to capital ratio, financial return ratios, profit or operating margins, working capital or other comparable objective tests selected by the Committee, or any combination of the foregoing, for the Company on a consolidated basis or, if applicable, for one or more Subsidiaries, divisions, departments or other units of the Company or one or more of its Subsidiaries.

          (c) Amount; Frequency. The Committee shall determine at the time of grant of Performance Awards the target and maximum values of Performance Awards and the date or dates when Performance Awards are earned.

          (d) Payment. Following the end of each Performance Period, the holder of each Performance Award will be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Award, based on the achievement of the Performance Objectives for such Performance Period, as determined in writing by the Committee. Unless otherwise provided in the Performance Award, if the Participant exceeds the specified minimum level of acceptable achievement but does not attain such objectives, the Participant shall be deemed to have partly earned the Performance Award, and shall become entitled to receive a portion of the total award, as determined by the Committee. Unless otherwise provided in the Performance Award, if a Performance Award is granted after the start of a Performance Period, the Performance Award shall be reduced to reflect the portion of the Performance Period during which the Performance Award was in effect.

          (e) Termination of Employment. Unless otherwise provided in the Performance Award, a Participant who receives a Performance Award and who ceases to be an Employee as a result of death, Disability or retirement before the end of the applicable Performance Period shall be entitled to receive, to the extent earned as a result of the full or partial achievement of the Performance Objectives during the Performance Period, a portion of the Performance Award that is proportional to the portion of the Performance Period during which the Participant was employed, with payment to be made following the end of the Performance Period. Unless otherwise provided in the Performance Award, a Participant who receives a Performance Award who ceases to be an Employee for any reason other than death, Disability or retirement shall not be entitled to any part of the Performance Award unless the Committee determines otherwise.

          (f) Accelerated Vesting. Notwithstanding the vesting conditions set forth in a Performance Award, unless the Performance Award specifies otherwise (i) the Committee may in its discretion at any time accelerate the time at which the Performance Award is considered to have been earned or otherwise waive or amend any conditions (including but not limited to Performance Objectives) in respect of a Performance Award, and
     (ii) all Performance Awards shall be considered earned upon a Change in Control of the Company. In addition, upon a Change in Control of the Company, unless a Performance Award specifies otherwise, each Participant shall receive the target Performance Award such Participant could have earned for the proportionate part of the Performance Period prior to the Change in Control, and shall retain the right to earn any additional portion of his or her Performance Award if such Participant remains in the Company's employ through the end of the Performance Period.

          (g) Stockholder Rights. The holder of a Performance Award shall, as such, have none of the rights of a stockholder.

                        ARTICLE V. ADDITIONAL PROVISIONS

     Section 5.1. Administration of the Plan. The Plan shall be administered by the Committee. The Committee shall have the authority to interpret the provisions of the Plan, to adopt such rules and regulations for carrying out the Plan as it may deem advisable, to decide conclusively all questions arising with respect to the Plan, to establish performance criteria in respect of Awards under the Plan, to determine whether Plan requirements have been met for any Participant in the Plan and to make all other determinations and take all other actions necessary or desirable for the administration of the Plan. All decisions and acts of the Committee shall be final and binding upon all affected Participants. If there is no Committee, the Board shall administer the Plan and in such case all references to the Committee shall be deemed to be references to the Board.

     Section 5.2 Adjustments for Changes in Capitalization. In the event of any stock dividends, stock splits, recapitalizations, combinations, exchanges of shares, mergers, consolidations, liquidations, split-ups, split-offs, spin-offs or other similar changes in capitalization, or any distributions to stockholders, including a rights offering, other than regular cash dividends, changes in the outstanding stock of the Company by reason of any increase or decrease in the number of issued Shares resulting from a split-up or consolidation of Shares or any similar capital adjustment or the payment of any stock dividend, any Share repurchase at a price in excess of the market price of the Shares at the time such repurchase is announced or other increase or decrease in the number of the Shares, the Committee shall make appropriate adjustment in the number and kind of shares authorized by the Plan (including the numbers of Shares specified in Section 1.3(b) and (c)), in the number, price or kind of shares covered by the Awards and in any outstanding Awards under the Plan. In the event of any adjustment in the number of Shares covered by any Award, any fractional Shares resulting from such adjustment shall be disregarded and each such Award shall cover only the number of full Shares resulting from such adjustment.

     Section 5.3. Amendment.

          (a) The Board may amend or modify the Plan in any respect at any time. Such action shall not impair any of the rights of any Participant with respect to any Award outstanding on the date of the amendment or modification without the Participant's written consent.

          (b) The Committee shall have the authority to amend any Award to include any provision which, at the time of such amendment, is authorized under the terms of the Plan; however, no outstanding Award may be revoked or altered in a manner unfavorable to the Participant without the written consent of the Participant.

     Section 5.4. Transferability of Awards. An Award shall not be transferable by the Participant otherwise than by will or the laws of descent and distribution. So long as a Participant lives, only such Participant or his or her guardian or legal representative shall have the right to exercise such Award.

     Section 5.5. Beneficiary. A Participant may file with the Company a written designation of beneficiary, on such form as may be prescribed by the Committee, to receive any Shares, Awards or payments that become deliverable to the Participant pursuant to the Plan after the Participant's death. A Participant may, from time to time, amend or revoke a designation of beneficiary. If no designated beneficiary survives the

Participant, the executor or administrator of the Participant's estate shall be deemed to be the Participant's beneficiary.

     Section 5.6. Non-uniform Determinations. Determinations by the Committee under the Plan (including, without limitation, determinations of the Eligible Persons to receive Awards, the form, amount and timing of Awards, the terms and provisions of Awards and the agreements evidencing Awards and provisions with respect to termination of employment) need not be uniform and may be made by the Committee selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

     Section 5.7. Duration and Termination. The Plan shall be of unlimited duration, provided that no Incentive Stock Option shall be granted under the Plan on or after the tenth anniversary of the effective date of the Plan. The Board may suspend, discontinue or terminate the Plan at any time. Such action shall not impair any of the rights of any holder of any Award outstanding on the date of the Plan's suspension, discontinuance or termination without the holder's written consent.

     Section 5.8. Withholding. Prior to the issuance of any Shares under the Plan, arrangements satisfactory to the Committee in its sole discretion shall have been made for the Participant's payment to the Company of the amount, if any, that the Committee determines to be necessary for the Company or Subsidiary employing the Participant to withhold in accordance with applicable federal or state income tax withholding requirements. When payments under the Plan are made in cash, such payments shall be net of an amount sufficient to satisfy such withholding requirements.

     Section 5.9. Agreements and Undertakings. As a condition of any issuance or transfer of a certificate for Shares, the Committee may obtain such agreements or undertakings, if any, as it may deem necessary or advisable to assure compliance with any provision of the Plan, any agreement or any law or regulation including, but not limited to, the following:

          (a) a representation, warranty or agreement by the Participant to the Company that the Participant is acquiring the Shares for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

          (b) a representation, warranty or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the Shares and are endorsed on the Share certificates.

     Section 5.10. Governing Law. The Plan shall be governed by the laws of the State of Texas except to the extent that federal law or Nevada corporate law is controlling.

     Section 5.11. Effective Date. The Plan shall be effective as of February 28, 2002, the date of its adoption by the Board, subject to approval by a majority of the Company's stockholders represented in person or by proxy at a duly convened meeting on or before the first anniversary of the effective date of the Plan. If the Plan is not so approved by the first anniversary of the effective date of the Plan or, if earlier, the date of a meeting of stockholders of the Company at which the Plan is proposed for approval but is not approved, the Plan and all Awards shall automatically terminate and be null and void ab initio. Notwithstanding any provision of the Plan or any Award, no Award shall be exercisable or shall vest prior to such stockholder approval.

ADOPTED BY THE BOARD: FEBRUARY 28, 2002

                                KIRBY CORPORATION

                           55 WAUGH DRIVE, SUITE 1000
   P                             P.O. BOX 1745
   R                       HOUSTON, TEXAS 77251-1745
   O
   X           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
   Y                    DIRECTORS OF KIRBY CORPORATION.

                  The undersigned hereby appoints J. H. Pyne, Norman W. Nolen,
         G. Stephen Holcomb and Thomas G. Adler, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each to represent and to vote, as designated below, all the shares of common stock, par value $0.10 per share, of Kirby Corporation (the "Company") held of record by the undersigned as of the close of business on March 1, 2002, at the Annual Meeting of Stockholders to be held on April 16, 2002, in the Highland Room of the Four Seasons Hotel, 1300 Lamar, Houston, Texas 77010, at 10:00 A.M. (CDT) and any adjournment(s) thereof.

                  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PERSONS LISTED IN
         ITEM 1. SHOULD ANY OF THEM BECOME UNAVAILABLE FOR NOMINATION OR ELECTION OR REFUSE TO BE NOMINATED OR ACCEPT ELECTION AS A DIRECTOR OF THE COMPANY, THE PROXY WILL BE VOTED FOR THE ELECTION OF SUCH PERSON OR PERSONS AS MAY BE NOMINATED OR DESIGNATED BY THE BOARD OF DIRECTORS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 2. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM 3.

                                                                     -----------
                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)       SEE REVERSE
                                                                         SIDE
                                                                     -----------

[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE FOLLOWING PROPOSALS:                                FOR  AGAINST  ABSTAIN
1.To elect (3) Class I directors to hold office until        2. To approve the Kirby Corporation 2002 Stock   [ ]    [ ]      [ ]
  the Annual Meeting of Stockholders in 2005.                   and Incentive Plan.
  NOMINEES: Walter E. Johnson, George A. Peterkin, Jr.,
            Robert G. Stone, Jr.

          FOR                  WITHHELD                      3. In their discretion, the Proxies are authorized to vote upon such
          ALL   [ ]        [ ] FROM ALL                         other business as may properly come before the meeting.
       NOMINEES                NOMINEES

  [ ]
      --------------------------------------
      For all nominees except as noted above                           Mark Here For Address Change And Note AT LEFT          [ ]

                                                             PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY PROMPTLY USING THE
                                                             ENCLOSED ENVELOPE.

                                                             PLEASE EXECUTE THIS PROXY AS YOUR NAME(S) APPEAR(S) HEREON. WHEN SHARES
                                                             ARE HELD BY JOINT OWNERS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY,
                                                             EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, OR OTHER FIDUCIARY OR
                                                             REPRESENTATIVE CAPACITY, PLEASE SET FORTH THE FULL TITLE. IF A
                                                             CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER
                                                             AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN A PARTNERSHIP NAME
                                                             BY AUTHORIZED PERSON.

Signature:                           Date:                   Signature:                               Date
           -------------------------       -----------------            -----------------------------      -----------------